AMENDMENT NO. 2 TO
PLACEMENT AGENCY AGREEMENT

THIS AMENDMENT NO. 2 TO PLACEMENT AGENCY AGREEMENT (this “Amendment”) is effective as of May 16, 2007 by and between INTERSTATE DATA USA, INC., a Delaware corporation (the "Company"), and NEWBRIDGE SECURITIES CORPORATION, a Virginia corporation (the “Placement Agent”). The Company and the Placement Agent are referred to together as the "Parties".

RECITALS:

WHEREAS, the Parties entered into that certain Placement Agency Agreement on February 16, 2007 (the “Original Agreement”), a copy of which is attached hereto as Exhibit A;

WHEREAS, the Parties entered into that certain Amendment No. 1 to Placement Agency Agreement on March __, 2007 (the "First Amendment”), a copy of which is attached hereto as Exhibit B;

WHEREAS, the Parties desire to amend the Original Agreement and Amendment No. 1 to reflect certain subsequent agreements that they have reached as documented in this Amendment;

WHEREAS, Section 20 of the Original Agreement provides that the Original Agreement may only be amended by a writing signed by both parties thereto; and

WHEREAS, the Parties wish to document their agreement regarding these matters in this Amendment.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, and for other valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Recitals. The foregoing recitals are true and correct. Each of the foregoing recitals to this Amendment is hereby incorporated into and made a part of this Amendment.

2. Definitions. Unless indicated otherwise, each capitalized term used in this Amendment shall have the same meaning assigned to it in the Original Agreement or the First Amendment, as applicable.

3. Amendments. The Parties hereby approve and adopt the following amendments to the Original Agreement and Amendment No. 1, as applicable:

(a) The introductory paragraph of the Original Agreement is hereby deleted in its entirety and is of no further force or effect. In its place the Parties hereby approve and adopt the insertion of the following new introductory paragraph:

"This Placement Agency Agreement (the "Agreement") confirms the retention by Interstate Data USA, Inc., a Delaware corporation (the "Company"), of Newbridge Securities Corporation, a Virginia corporation (the "Placement Agent"), to act as the placement agent on a "best efforts" basis in connection with the private placement (the "Placement") of Units (as defined herein) of the Company on the terms set forth below. The Units shall consist of shares of the Company's Preferred Stock (as defined herein) and Warrants (as defined herein) to purchase the Company's $0.001 par value per share common stock (the "Common Stock"). The Company acknowledges and agrees that the Agreement is not an agreement by the Placement Agent or any of its affiliates to underwrite or purchase any securities or otherwise provide any financing. Under no circumstances will the Placement Agent be obligated to purchase any Units for its own account, and in soliciting purchases of Units, the Placement Agent shall act solely as the Company's agent and not as principal. Notwithstanding the foregoing, it is understood and agreed that the Placement Agent (or its affiliates) may, solely at its discretion and without any obligation to do so, purchase Units as principal."

(b) Section 1(a)(i) of the Original Agreement is hereby deleted in its entirety and is of no further force or effect. In its place, the Parties hereby approve and adopt the insertion of the following new Section 1(a)(i):

"(i) One (1) share (collectively, the "Shares") of the 8% Series A Convertible Preferred Stock of the Company, par value $0.001 per share (the "Preferred Stock"); and".

(c) Amendment of Section 1(b) of the Original Agreement (as amended by the First Amendment). Paragraph 1(b) of the Original Agreement (as amended by the First Amendment) is hereby deleted in its entirety and is of no further force or effect. In its place the Parties hereby approve and adopt the insertion of the following new Section 1(b):

"(b) The Placement Agent accepts its appointment as exclusive placement agent and shall use its best efforts to sell the Units, except as otherwise provided in Section 3(a) hereof. The Initial Closing (the "Initial Closing") shall occur within fifteen (15) calendar days after a minimum of $500,000 of Units has been sold (the “Initial Closing Date”), and there shall be subsequent closings of the Placement as contemplated hereby (each, a “Subsequent Closing” and together with the Initial Closing, each, a “Closing” and collectively, the “Closings”) until the date on which the Maximum Amount is subscribed for by investors in the Placement (the “Investors”) and accepted by the Company (the “Final Closing Date”). Unless terminated earlier, the offering period for the Placement (the “Offering Period”) will expire on the earlier to occur of: (i) June 30, 2007 (the “Termination Date”), (ii) the date on which the Maximum Amount is subscribed for and accepted by the Company or (iii) the termination of the Placement or this Agreement. Upon the written consent of the Placement Agent and the Company, the Termination Date shall be automatically extended on a monthly basis without notice to Investors unless otherwise terminated in writing by either party pursuant to Section 5 herein."

4. Incorporation of Changes. The Parties covenant and agree that the amendments contemplated in Section 3 of this Amendment shall be deemed to be incorporated by reference into and made a part of the Original Agreement.

5. No Other Changes. Except as specifically stated in this Amendment, all provisions of the Original Agreement (as amended by the First Amendment) remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 to Placement Agency Agreement as of the date first above written.

INTERSTATE DATA USA, INC.

By:	/s/ Randall R. Carpenter
Name: Randall R. Carpenter
Its: President

NEWBRIDGE SECURITIES CORPORATION

By:	/s/ Douglas K. Aguililla
Name: Douglas K. Aguililla
Its: Director of Investment Banking

EXHIBIT A

ORIGINAL PLACEMENT AGENCY AGREEMENT

EXHIBIT B

AMENDMENT NO. 1 TO PLACEMENT AGENCY AGREEMENT